SHAREHOLDER VOTING AGREEMENT AND PROXY

                  THIS SHAREHOLDER VOTING AGREEMENT AND PROXY (this "Agreement") is entered into effective as of December 28, 2000, by and among EBIZ Enterprises, Inc., a Nevada corporation ("EBIZ"), and those shareholders of EBIZ listed on the signatures pages hereto (the "Shareholders" and each a "Shareholder").

                                      R E C I T A L S

                  WHEREAS, EBIZ, Jones Business Systems, Inc., a Texas corporation ("JBSI"), and JBSI Acquisition, Inc., a Texas corporation ("Merger Sub"), entered into an Agreement and Plan of Merger dated November 17, 2000, as amended (the "Merger Agreement"), pursuant to which EBIZ will acquire all of the outstanding capital stock and equity interests of JBSI by means of a merger (the "Merger") of JBSI and Merger Sub with JBSI being the survivor;

                  WHEREAS, the respective obligations of EBIZ and JBSI under the Merger Agreement are conditioned upon the execution and delivery of this Agreement;

                  WHEREAS, to induce JBSI to enter into the Merger Agreement and to consummate the Merger contemplated thereby, EBIZ and the Shareholders desire to enter into this Agreement; and

                  WHEREAS, certain of the Shareholders are parties to existing voting agreements and proxies regarding EBIZ capital stock which must be superceded by this agreement.


                                      A G R E E M E N T

                  NOW, THEREFORE, in consideration of the foregoing premises and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. For purposes of this Agreement, the following definitions shall apply:

(a) "Stock" shall mean any and all shares of the capital stock of EBIZ which a Shareholder currently holds or may hereafter acquire, including any and all shares of the common stock of EBIZ, par value $.001 per share ("EBIZ Common Stock"), any and all Preferred Shares (as defined in Section 1(b) below), and any and all other shares of the capital stock of EBIZ issued as a distribution with respect to or in replacement of any of the foregoing.

(b) "Preferred Shares" shall mean the shares of EBIZ Series A 10% Convertible Preferred Stock and any hereafter acquired shares of EBIZ's preferred stock, regardless of series, and any shares of Stock issued upon conversion of any such series of preferred stock.

(c) "Existing Voting Agreements" shall mean all of the following collectively:

(i) Shareholder Voting Agreement and Proxy dated September 15, 2000 entered into by Caldera Systems, Inc., a Delaware corporation ("Caldera"), for the benefit of EBIZ and Caldera;

(ii) Shareholder Voting Agreement and Proxy dated October 5, 2000 entered into by Caldera for the benefit of EBIZ and LinuxMall.com, Inc., a Delaware corporation ("LinuxMall");

(iii) Shareholder Voting Agreement and Proxy dated October 5, 2000 entered into by Jeffrey I. Rassas for the benefit of EBIZ and LinuxMall;

(iv) Shareholder Voting Agreement and Proxy dated October 5, 2000 entered into by Stephen C. Herman for the benefit of EBIZ and LinuxMall;

(v) Shareholder Voting Agreement and Proxy dated October 5, 2000 entered into by Mark Bolzern for the benefit of EBIZ and LinuxMall and

         (vi) Shareholder Voting Agreement and Proxy dated October 5, 2000 entered into by Dave Shaw for the benefit of EBIZ and LinuxMall.

(d) "JBSI Group" shall mean the group of Shareholders comprised of Bruce Parsons, Steve Shadle, Scott Shadle, Nick Futter, Don Young, Dave Colesante and Mike Colesante, except if at any time any such Shareholder does not have any beneficial interest in shares of Stock, then such Shareholder shall automatically cease to be a member of the JBSI Group.

(e) "LinuxMall Group" shall mean the group of Shareholders comprised of Dave Shaw and Mark Bolzern, except if at any time any such Shareholder does not have any beneficial interest in shares of Stock, then such Shareholder shall automatically cease to be a member of the LinuxMall Group.

(f) "Original EBIZ Group" shall mean the group of Shareholders comprised of Jeffrey I. Rassas and Stephen C. Herman, except if at any time any such Shareholder does not have any beneficial interest in shares of Stock, then such Shareholder shall automatically cease to be a member of the Original EBIZ Group.

(g) "Nonaffiliated Party" shall mean any transferee of Stock in which the Shareholder making such transfer does not have any of the following:
          (i) an ownership interest, beneficial interest, membership interest or partnership interest, (ii) a position as an employee or consultant,
          (iii) a position as an officer, director, general partner, managing partner, managing member or limited partner, or (iv) any family relationship.

2.       Size and Composition of Board of Directors.

(a) As of the effective date of the Merger and through the term of this Agreement, the EBIZ Board of Directors shall consist of no more than seven directors. On the effective date of the Merger, EBIZ shall cause Bruce Parsons or, subject to Section 5, such other substitute person designated by a majority in number of the Shareholders comprising the JBSI Group, to be elected to the EBIZ Board of Directors. Except as otherwise provided herein, at all times during the term of this Agreement, EBIZ agrees, subject to Section 5, to support the nomination of, and the EBIZ nominating body or committee shall recommend to the EBIZ Board of Directors the inclusion in the slate of nominees recommended by the EBIZ Board of Directors to EBIZ shareholders for election as directors at each annual meeting of the shareholders of EBIZ:

(i) Bruce Parsons or such other person as designated by a majority in number of the Shareholders comprising the JBSI Group (the "JBSI Director");

(ii) Ransom H. Love or such other person as designated by Caldera (the "Caldera Director");

(iii) Dave Shaw and Mark Bolzern, or such other person or persons, as the case may be, as designated by a majority in number of the Shareholders comprising the LinuxMall Group (the "LinuxMall Directors");

(iv) Alok Mohan or such other outside director as designated by unanimous written agreement of all Shareholders comprising both the LinuxMall Group and the Original EBIZ Group (the "Joint Director"); and

(v) Jeffrey I. Rassas and Stephen C. Herman, or such other person or persons, as the case may be, as designated by a majority in number of the Shareholders comprising the Original EBIZ Group (the "Original EBIZ Directors").

(b) Each Shareholder agrees that, for the term of this Agreement, in connection with the election of directors of EBIZ, such Shareholder shall vote or cause to be voted all shares of Stock (which are entitled to vote) beneficially owned by such Shareholder (including all shares of Stock which they are entitled to vote under any voting trust, voting agreement or proxy) to elect those individuals nominated in accordance with Section 2(a).

(c) The right to participate in designating a substitute director as a Shareholder in the JBSI Group, the LinuxMall Group or the Original EBIZ Group pursuant to Sections 2(a)(i), (iii), (iv) and (v) is personal to each such Shareholder and does not survive the death of such Shareholder.

     (d) Except as set forth in Section 4 below, each Shareholder agrees not to vote for the removal of any director described in Section 2(a) or appointed pursuant to Section 3.

3. Vacancies. If any vacancy on the EBIZ Board of Directors (whether by death, retirement, disqualification, removal from office or other cause) occurs prior to a meeting of the EBIZ shareholders, the EBIZ Board of Directors shall appoint, subject to Section 5 below, (i) a person designated by a majority in number of the Shareholders comprising the JBSI Group to fill a vacancy created by a JBSI Director ceasing to serve as a director, (ii) a person designated by Caldera to fill a vacancy created by a Caldera Director ceasing to serve as a director, (iii) a person designated by a majority in number of the Shareholders comprising the LinuxMall Group to fill any vacancy created by a LinuxMall Director ceasing to serve as a director, (iv) a person unanimously designated in writing by all Shareholders comprising both the LinuxMall Group and the Original EBIZ Group to fill a vacancy created by a Joint Director ceasing to serve as a director, (v ) a person designated by a majority in number of the Shareholders comprising the Original Ebiz Group to fill any vacancy created by an Original EBIZ Director ceasing to serve as a director. The right to participate in designating a substitute director as a Shareholder in the JBSI Group, the LinuxMall Group or the Original EBIZ Group pursuant to clauses (i), (iii), (iv) and (v) is personal to each such Shareholder and does not survive the death of such Shareholder.

4. Removal. Each Shareholder agrees to vote all outstanding shares of Stock (which are entitled to vote) beneficially owned by such Shareholder (including all shares of Stock which they are entitled to vote under any voting trust, voting agreement or proxy) for the removal of a director whenever (but only whenever) there shall be presented to the Board of Directors the written direction that such director be removed, signed by the requisite number of applicable Shareholders who were required to designate such director pursuant to
Section 2(a) or Section 3.

5. Unqualified Designees for Director. Notwithstanding the provisions of Sections 2 and 3, EBIZ shall not be required to nominate or appoint any person to the EBIZ Board of Directors (or any committee thereof) in the event that EBIZ receives a written opinion of its outside counsel that such person would not be qualified under any applicable law, rule or regulation to serve as a director of EBIZ or if EBIZ objects to such person because such person has been involved in any of the events enumerated in Item 2(d) or (e) of Schedule 13D promulgated under the Securities Exchange Act of 1934, as amended, or such person is currently the target of an investigation by any governmental authority or agency relating to felonious criminal activity or is subject to any order, decree, or judgment of any court or agency prohibiting service as a director of any public company or providing investment or financial advisory services and, in any such event, the person designating such proposed director shall withdraw such designation and designate a replacement therefor (which replacement designee shall also be subject to the requirements of this Section 5). EBIZ shall use its reasonable best efforts to notify the person designating a director of any objection to such designee sufficiently in advance of the date on which proxy materials are mailed by EBIZ in connection with such election of directors to enable such designating person to propose a replacement designee in accordance with the terms of this Agreement.

6. Legend. During the term of this Agreement, each certificate representing shares of Stock held by parties hereto will bear a legend in substantially the following form:

                  "THE SHARES REPRESENTED HEREBY AND THE VOTING THEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS AND AGREEMENTS CONTAINED IN A SHAREHOLDER VOTING AGREEMENT AND PROXY AMONG THE HOLDER (OR THE PREDECESSOR IN INTEREST TO THE SHARES), THE COMPANY AND CERTAIN OTHER SHAREHOLDERS OF THE COMPANY. THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF THE SHAREHOLDER VOTING AGREEMENT AND PROXY TO THE HOLDER HEREOF WITHOUT CHARGE."

     EBIZ shall make a notation on its record and give instructions to any transfer agent of such capital stock in order to implement the restrictions and agreements contained in this Agreement. Notwithstanding any provisions to the contrary contained in this Agreement, upon the transfer of Stock subject to this Agreement by a Shareholder to a Nonaffiliated Party, the legend shall be removed from the certificate and the restrictions and agreements herein shall be of no force and effect with respect to the Stock transferred. It is presumed that a transfer of Stock in a "brokers' transaction" or in a transaction directly with a "market maker" under the manner of sale provisions of Rule 144 of the Securities Act of 1933 would be a transfer to a Nonaffiliated Party.


7. Proxy. For the purpose of voting all Stock with respect to the matters described herein, the undersigned hereby appoint, effective as of the effective time of the Merger, Jeffrey I. Rassas, Dave Shaw, Bruce Parsons and Steve Shadle, each as proxy to vote all Stock registered in the name of the undersigned at a meeting of shareholders or by written consent, with all power possessed by the undersigned, including full power of substitution thereof, for the term of this Agreement but not to exceed two years, to be irrevocable during such period. This proxy is coupled with an interest. This Agreement shall be binding on the undersigned's successors and assigns. Notwithstanding the foregoing provisions of this Section 7, any transfer of shares of Stock to a Nonaffiliated Party shall terminate such proxy with respect to such transferred shares of Stock.

8. Termination. This Agreement shall terminate on the second anniversary of the date of this Agreement.

9.       Miscellaneous.

(a) Equitable Relief. The parties recognize that the enforcement of this Agreement is necessary to ensure continuity in the management of EBIZ, and that the ascertainment of damages in the event of its breach would be difficult. The parties therefore agree that, in addition to any other available remedies, the parties shall be entitled to injunctive relief in the event of a breach hereof.

(b) Binding Effect. In addition to any restriction on transfer that may be imposed by any other agreement by which any party hereto may be bound, this Agreement shall be binding upon the Shareholders and their respective heirs, successors and assigns except for transfers to Nonaffiliated Parties. For any transfer to a party other than a Nonaffiliated Party to be deemed effective, the transferee shall have executed and delivered an Adoption Agreement substantially in the form attached hereto as Annex A. Upon the execution and delivery of an Adoption Agreement by any such transferee, such transferee shall be deemed to be a party hereto as if such transferee's signature appeared on the signature pages hereto. By their execution hereof or of any Adoption Agreement, each of the parties hereto appoints EBIZ as its attorney-in-fact for the purpose of executing any Adoption Agreement which may be required to be delivered hereunder.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to conflicts of law principles thereof.

(d) Severability. If any provision of this Agreement should be held to be invalid, illegal or unenforceable, the parties intend the remaining provisions of this Agreement to be constructed as if such invalid, illegal or unenforceable provision had never been contained herein.

(e) Entire Agreement. This Agreement is intended to be the sole agreement of the parties as it relates to this subject matter and does hereby supersede all other agreements, understandings, representations or warranties of the parties, whether oral or written, relating to the subject matter hereof including but not limited to, the Existing Voting Agreements.

(f) Amendments. This Agreement may be altered, amended or modified at any time only upon approval of such alteration, amendment or modification (each, an "Amendment") by the unanimous written consent of all the parties to this Agreement.

(g) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the Shareholders at the address for such Shareholder set forth beneath such Shareholder's name on the signature pages hereto (or at such other address for a party as shall be specified by like notice) and, in the case of EBIZ:

                           EBIZ Enterprises, Inc.
                           Attn:  Jeffrey I. Rassas
                           15695 North 83rd Way
                           Arizona 85260
                           Fax:  (480) 778-1001

         Notice given by facsimile shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours. All notices by facsimile shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which notice is to be given to it by giving notice as provided above of such change of address.

(h) Counterparts. This Agreement may be executed in one or more counterparts by original or facsimile signatures, each of which shall be deemed an original, but all of which shall be one and the same document.

(i) Headings. The headings of this Agreement are for convenience only and do not constitute a part of this Agreement.


         IN WITNESS WHEREOF, the undersigned have caused this Shareholder Voting Agreement and Proxy to be executed and delivered as of the date first set forth above.

                                      EBIZ:

                                      EBIZ Enterprises, Inc.


                                      By: /s/
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------



                                      SHAREHOLDERS:

                                      Caldera Systems, Inc.


                                      By: /s/ Ransom H. Love
                                         ---------------------------------------
                                               Ransom H. Love,
                                               Chief Executive Officer
                                      Address:
                                              ---------------------------



                                      Hayjour Family Limited Partnership


                                      By: /s/ Jeffrey I. Rassas
                                         ---------------------------------------
                                               Jeffrey I. Rassas,
                                               General Partner

                                      By: /s/ Debi S. Rassas
                                               Debi S. Rassas,
                                               General Partner

                                      Address:
                                               ---------------------------

                                               ------------------------------

                                      /s/ Jeffrey I. Rassas
                                      Jeffrey I. Rassas

                                      Address:
                                               ---------------------------

                                      Kona Investments Limited Partnership


                                      By: /s/ Stephen C. Herman
                                         ---------------------------------------
                                               Stephen C. Herman,
                                               General Partner
                                      Address:
                                              ---------------------------

                                      /s/ Stephen C. Herman
                                      Stephen C. Herman
                                      Address:
                                              ---------------------------

                                      MV3LP, LLLP

                                      By: /s/ Mark Bolzern
                                               Mark Bolzern,
                                               General Partner
                                      Address:

                                      -------------------------------

                                      /s/ Mark Bolzern
                                      Mark Bolzern
                                      Address:
                                              ---------------------------

                                      Bomar Shaw Family Trust, LLC

                                      By: /s/ Marian Shaw
                                               Marian Shaw,
                                               General Partner
                                      Address:
                                      ----------------------------


                                      /s/ Dave Shaw
                                      Dave Shaw
                                      Address:
                                              ---------------------------

                                      /s/ Bruce Parsons
                                      Bruce Parsons
                                      Address:
                                              ---------------------------

                                     Shadle Trust

                                      By: /s/ Steve Shadle
                                               Steve Shadle,
                                               Title: ____________________

                                      Address:
                                      --------------------------------

                                      /s/ Steve Shadle
                                      Steve Shadle
                                      Address:
                                      --------------------------------

                                      /s/ Scott Shadle
                                      Scott Shadle
                                      Address:
                                      --------------------------------


                                      /s/ Nick Futter
                                      Nick Futter
                                      Address:
                                      --------------------------------

                                      /s/ Don Young
                                      Don Young
                                      Address:
                                      --------------------------------


                                      /s/ Dave Colesante
                                      Dave Colesante
                                      Address: ________________________

                                      /s/ Mike Colesante
                                      Mike Colesante
                                      Address:
                                      --------------------------------

                                     Annex A

                               ADOPTION AGREEMENT

                  THIS ADOPTION AGREEMENT ("Adoption Agreement") is executed by the undersigned (the "Transferee") pursuant to the terms of that certain Shareholder Voting Agreement and Proxy dated as of December ___, 2000 (the "Agreement") by and among EBIZ Enterprises, Inc., a Nevada corporation ("EBIZ"), and those shareholders of EBIZ listed on the signatures pages thereto. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Transferee agrees as follows:

1. Acknowledgement. Transferee acknowledges that Transferee is acquiring certain shares of the capital stock of EBIZ (the "Shares"), subject to the terms and conditions of the Agreement.

2.       Agreement.  As partial  consideration  for such transfer,  Transferee
(a) agrees that the Shares acquired by Transferee shall be bound by and subject to the terms of the Agreement, and (b) hereby adopts the Agreement with the same force and effect as if Transferee were originally a party thereto.

3. Notice. Any notice required or permitted by the Agreement shall be given to Transferee at the address listed below Transferee's signature below.

4. Joinder. The spouse of the undersigned Transferee, if applicable, executes this Adoption to acknowledge its fairness and that it is in such spouse's best interests and to bind to the terms of the Agreement such spouse's community interest, if any, in the Shares.

                EXECUTED AND DATED this ______ day of _________________, ______.

                                             TRANSFEREE:


                                             By:
                                                --------------------------------
                                             Name:

                                             Title:
                                                   -----------------------------
                                             Address:
                                                          ----------------------

                                             Facsimile:
                                                          ----------------------
                                             Spouse (if applicable):
                                             By:

ACKNOWLEDGED AND ACCEPTED:                   Name: _____________________________

EBIZ ENTERPRISES, INC.


By:
   --------------------------------------------------
Name:
     ------------------------------------------------
Title:
      -----------------------------------------------